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                                                                   EXHIBIT 99.01
                             PIXSTREAM INCORPORATED


                         KEY EMPLOYEE STOCK OPTION PLAN


1. PURPOSE OF THE PLAN

        The purpose of the PixStream Incorporated Key Employee Stock Option Plan is to develop the interest of and provide an incentive to eligible employees and directors of PixStream Incorporated and its subsidiaries (the "Corporation") in the Corporation's growth and development by granting to eligible employees and directors from time to time options to purchase Shares (as hereinafter defined) of the Corporation, thereby advancing the interests of the Corporation and its shareholders.

2. DEFINITIONS

        In this Plan:

        (a) "Affiliate" has the meaning given to that term in the Corporations Act;

        (b) "Board of Directors" means the Board of Directors of the Corporation;

        (c) "Corporations Act" means the Canada Business Corporations Act, as amended, and the regulations promulgated thereunder.

        (d) "Date of Grant" means, for any Option, the date specified by the Board of Directors at the time it grants or ratifies the Option, or, if no such date is specified, the date upon which the Option was granted;

        (e) "Disability" means permanent and total disability as determined under procedures established by the Board of Directors for the purposes of the Plan;

        (f) "Exchange" means the Toronto Stock Exchange, the National Market System of the National Association of Securities Dealers Automated Quotation System or any other stock exchange on which the Shares are listed and posted for trading or quoted;

        (g) "Exercise Date" means the date the Corporation receives from a Participant a completed Notice of Exercise form with payment for the Option Shares being purchased;

        (h) "Exercise Period" means, with respect to any Option Shares, the period during which a Participant may purchase such Option Shares;

        (i) "Insiders" has the meaning ascribed thereto in the Securities Act (Ontario);

        (j) "Option" means a non-assignable and non-transferable option to purchase Shares granted pursuant to the Plan;

        (k) "Optionee" means a Participant who has been granted one or more Options;

        (l) "Option Shares" means Shares which are subject to purchase upon the exercise of outstanding Options;

        (m) "Participant" means an employee or director of the Corporation or any of its Affiliates";

        (n) "Plan" means the PixStream Incorporated Key Employee Stock Option Plan as set out herein;

        (o) "Plan Shares" means the Shares reserved from time to time by the Board of Directors for issuance pursuant to the exercise of Options;

        (p) "Retirement" means retirement from active employment with the Corporation, a Subsidiary or an Affiliate at or after age 65, or with the consent for purposes of the Plan of such officer of the Corporation as may be designated by the Board of Directors, at or after such earlier age and upon the completion of such years of service as the Board of Directors may specify;



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        (q)     "Shares" means the Class "A" Voting Common Shares of the
                Corporation; and

        (r) "U.S. Participant" means any Participant that is an employee, and a resident of the United States of America, for U.S. income tax purposes;

3. ELIGIBILITY

        All Participants shall be eligible to participate in the Plan. Eligibility to participate shall not confer upon any Participant any right to be granted Options pursuant to the Plan. The extent to which any Participant shall be entitled to be granted Options pursuant to the Plan shall be determined in the sole and absolute discretion of the Board of Directors.

4. NUMBER OF OPTION SHARES AVAILABLE FOR GRANTS

        No Option may be granted by the Board of Directors which would have the effect of causing the total number of all Option Shares subject to purchase under outstanding Options to exceed the number of Plan Shares.

        Upon the expiration, surrender, cancellation or termination, in whole or in part, of an unexercised Option, the Option Shares subject to such Option shall be available for other Options to be granted from time to time.

        No Option may be granted by the Board of Directors which could result in the aggregate number of Shares reserved for issuance, pursuant to Options, together with all of the Corporation's other share compensation arrangements, to exceed fifteen percent (15%) of the aggregate number of issued and outstanding Shares and Class "B" Non-Voting Common Shares of the Corporation, unless approved of by Wesley Clover Corporation, 3427374 Canada, Inc., Newbridge Networks Corporation, The VenGrowth Investment Fund Inc., Business Development Bank of Canada, Stephen Bacso, Marc Morin and/or Brad Siim (collectively the "Shareholders") where such Shareholders approving same represent sixty-six percent (66%) of the aggregate Shares and Class "B" Non-Voting Common Shares of the Corporation owned by the Shareholders."

        It is the intention of the Corporation that the Plan be treated, for U.S. income tax purposes, as a separate stock option plan with respect to its U.S. Participants only. Options issued to U.S. Participants under this separate stock option plan shall be treated as incentive stock options, as defined in section 422 of the Internal Revenue Code and the regulations promulgated thereunder.

        No Option may be granted by the Board of Directors that would have the effect of causing the total number of Option Shares, subject to purchase by U.S. Participants under this Plan, to exceed 2,000,000. For greater certainty, this also represents, for U.S. income tax purposes, the aggregate number of shares that may be issued under options pursuant to the separate stock option plan.



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5. GRANTING OF OPTIONS

        The Board of Directors may from time to time grant Options to Participants to purchase a specified number of Option Shares at a specified exercise price per share. The number of Option Shares to be granted, the exercise price, the Date of Grant, and such other terms and conditions of the Option shall, subject to the terms of the plan, be as determined by the Board of Directors.

6. EXERCISE PRICE

        The exercise price per Share purchasable under an Option shall be (i) if the Shares are listed and posted for trading on one Exchange, the closing sale price for board lots of Shares on such Exchange on the first business day immediately preceding the day on which the exercise price is to be determined on which at least one board lot was traded,
        (ii) if the Shares are listed and posted for trading on more than one Exchange the greatest of the closing sale prices for board lots of Shares on such Exchanges on the first business day immediately preceding the day on which the exercise price is to be determined on which at least one board lot was traded, and (iii) if the Shares are not listed for trading on an Exchange, the exercise price shall be determined by the Board of Directors but in any event shall not be lower than the fair market value of a Share on the Date of Grant.

7. EXERCISE PERIOD

        Unless otherwise specified by the Board of Directors at the time of granting an Option, and except as otherwise provided in the Plan, each Option shall be exercisable in the following installments:

               Options equal to 20% of the number of shares issuable under an Option will vest and become exercisable on the latter of the date which is 90 days following the Date of Grant or the date immediately following the conclusion of an employees probationary period. Additional options equal to 20% of the number of shares issuable under an Option will vest and become exercisable on each of the first, second, third and fourth anniversaries of the Date of Grant. Upon vesting, options will be exercisable until 5:00 p.m. Waterloo time on the date of expiry of the Option.

        Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Board of Directors. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of Shares with respect to which it is then exercisable. The Board of Directors shall have the right to accelerate the date upon which any installment of any Option is exercisable.

8. TERM OF OPTIONS

        Subject to accelerated termination as provided for in the Plan, each Option shall, unless otherwise specified by the Board of Directors, expire on the fifth anniversary of the Date of Grant, provided that in no case shall an Option expire subsequent to the tenth anniversary of the initial Date of Grant..

9. EXERCISE OF OPTIONS

        An Optionee may at any time within the Exercise Period elect to purchase all or a portion of the Option Shares which such Optionee is then entitled to purchase by delivering to the Corporation a completed Notice of Exercise, specifying the Date of Grant of the Option being exercised, the exercise price of the Option and the number of Option Shares the Optionee desires to purchase. The Notice of Exercise shall be accompanied by payment in full of the purchase price for such Option Shares. Payment can be made by cash, certified cheque, bank draft, money order or the equivalent payable to the order of the Corporation or by such other means as may be specified by the Board of Directors.



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10. WITHHOLDING OF TAX

        If the Corporation determines that under the requirements of applicable taxation laws it is obliged to withhold for remittance to a taxing authority any amount upon exercise of an Option, the Corporation may, prior to and as a condition of issuing the Option Shares, require the Optionee exercising the Option to pay to the Corporation, in addition to and in the same manner as the purchase price for the Option Shares, such amount as the Corporation is obliged to remit to such taxing authority in respect of the exercise of the Option. Any such additional payment shall, in any event, be due no later than the date as of which any amount with respect to the Option exercised first becomes includable in the gross income of the Optionee for tax purposes.

11. SHARE CERTIFICATES

        Upon exercise of an Option and payment in full of the purchase price and any applicable tax withholdings, the Corporation shall cause to be issued and delivered to the Optionee within a reasonable period of time a certificate or certificates in the name of or as directed by the Optionee representing the number of Shares the Optionee has purchased.

12. TERMINATION OF EMPLOYMENT

        Unless otherwise determined by the Board of Directors, if an Optionee's employment or services terminate for any reason other than death, Disability or Retirement, any Option held by such Optionee shall thereupon terminate, except that each such Option, to the extent then exercisable, may be exercised for the lesser of 60 days or the balance of such Option's term.

        Options shall not be affected by any change of employment within or among the Corporation, its Affiliates or, unless otherwise determined by the Board of Directors, so long as the Participant continues to be an employee of the Corporation or its Affiliates.

13. TERMINATION BY REASON OF DEATH, DISABILITY OR RETIREMENT

        If an Optionee's employment or services terminate by reason of death, Disability or Retirement, any Option held by such Optionee may thereafter be exercised, to the extent then exercisable or to such other extent as the Board of Directors may determine, for a period of 365 days (or such other period as the Board of Directors may specify) from the date of such death, Disability or Retirement or until the expiration of the stated term of such Option, whichever period is the shorter.

14. TRANSFER AND ASSIGNMENT

        Options granted under the Plan are not assignable or transferable by the Optionee or subject to any other alienation, sale, pledge or encumbrance by such Optionee except by will or by the laws of descent and distribution. During the Optionee's lifetime Options shall be exercisable only by the Optionee. The obligations of each Optionee shall be binding on his heirs, executors and administrators.

15. NO RIGHT TO EMPLOYMENT

        The granting of an Option to a Participant under the Plan does not confer upon the Participant any right to expectation of employment by, or to continue in the employment of, the Corporation, any Subsidiary or an Affiliate, or to be retained as a consultant by the Corporation, any Subsidiary or an Affiliate.

16. RIGHTS AS SHAREHOLDERS

        The Optionee shall not have any rights as a shareholder with respect to Option Shares until full payment has been made to the Corporation and a share certificate or share certificates have been duly issued.



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17. ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the board of directors which shall have the authority to:

        (a) determine the individuals and entities (from among the class of individuals and entities eligible to receive Options) to whom Options may be granted;

        (b) determine the number of Option Shares to be subject to each Option;

        (c) determine the terms and conditions of any grant of Option, including but not limited to

               (i)    the time or times at which Options may be granted;

               (ii) the exercise price at which Option Shares subject to each Option may be purchased;

              (iii) the time or times when each Option shall become exercisable and the duration of the Exercise Period;

               (iv) whether restrictions or limitations are to be imposed on Option Shares, and the nature of such restrictions or limitations, if any; and

                (v) any acceleration of exercisability or waiver of termination regarding any Option, based on such factors as the Board of Directors may determine;

        (d) interpret the Plan and prescribe and rescind rules and regulations relating to the Plan.

        The interpretation and construction by the Board of Directors of any provisions of the Plan or of any Option granted under it shall be final and binding on all persons. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. The Board of Directors may delegate day-to-day administration of the Plan to such officers and employees of the Corporation or any Subsidiary as the Board of Directors shall determine provided that any Options granted by such officers or employees must be ratified by the Board of Directors.

18. RECAPITALIZATION AND REORGANIZATION

        The number of Option Shares subject to each outstanding Option and the purchase price for such Option Shares shall be appropriately adjusted for any subdivision, redivision, consolidation or any similar change affecting the Shares.

19. CONDITIONS OF EXERCISE

        The Plan and each Option shall be subject to the requirement that, if at any time the Board of Directors determines that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any provincial, state or federal law, or the consent or approval of any governmental body, securities exchange, or the holders of the Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board of Directors.

20. LOANS

        The Board of Directors may, in its discretion, but subject always to section 44 of the Corporations Act, grant loans, on such terms as are permitted by law and the Board of Directors may determine, to Optionees to enable them to purchase Option Shares, provided that all Shares purchased with the proceeds of such loans shall be held by a trustee until the Corporation has been repaid in full.

21. NOTICES

        All written notices to be given by the Optionee to the Corporation shall be delivered personally or by registered mail, postage prepaid, addressed as follows:

        PixStream Incorporated
        180 Columbia Street West



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        Waterloo, Ontario, Canada
        N2L 3L3     Attention:  Secretary

        Any notice given by the Optionee pursuant to the terms of an Option shall not be effective until actually received by the Corporation at the above address.

22. CORPORATE ACTION

        Nothing contained in the Plan or in an Option shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option.

23. AMENDMENTS

        The Board of Directors shall have the right, in its sole discretion, to alter, amend, modify or terminate the Plan or any Option granted under the Plan at any time without notice. The Board of Directors shall not, however, alter, amend or modify Schedule I more often than once every six months other than to comport with changes to applicable tax and employee benefit laws and the respective rules and regulations thereunder. No such amendment, however, may, without the consent of the Optionee, alter or impair any rights or increase any obligations with respect to an Option previously granted under the Plan.


25. FURTHER ASSURANCES

        Each Participant shall, when requested to do so by the Corporation, sign and deliver all such documents relating to the granting or exercise of Options deemed necessary or desirable by the Corporation.

26. GOVERNING LAW

        The Plan is established under the laws of the Province of Ontario, and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Ontario.



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